UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2011
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) The Company has entered into an offer letter (the “Offer Letter”) with Mr. Seong (Peter) Shin dated August 18, 2011 whereby Mr. Shin will become Chief Operating Officer of the Company effective September 8, 2011.  Pursuant to the Offer Letter, Mr. Shin’s salary will be $180,000 per year, which may be changed in the Company’s sole discretion based upon Mr. Shin’s or the Company’s performance.  In addition, Mr. Shin will be eligible to receive a discretionary cash bonus based on his performance and the Company’s performance.  As an “at-will” employee, Mr. Shin’s employment can be terminated by the Company or by him, at any time and for any reason.  The Company will reimburse Mr. Shin up to $30,000 for moving expenses.  On Mr. Shin’s start date of September 8, 2011, the Company will grant Mr. Shin 75,000 non-qualified stock options of the Company at the closing market price of September 8, 2011, but in no instance lower than $6.00 per share.  The stock options shall vest 33.33% on the one year anniversary of the date of grant, 33.33% on the two year anniversary of the date of grant, and 33.34% on the three year anniversary of the date of grant.  The term of the employment option will be 10 years from the date of grant.  Upon termination or resignation of Mr. Shin’s employment, Mr. Shin will have 24 months to exercise his vested but unexercised options.

A copy of the Offer Letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description does not purport to be a complete and is qualified in its entirety by reference to the Offer Letter.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of August 18, 2011, by and between the Company and Mr. Seong (Peter) Shin
99.1	Press Release dated September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2011	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of August 18, 2011, by and between the Company and Mr. Seong (Peter) Shin
99.1	Press Release dated September 8, 2011.